                                     SCHEDULE 14A
                                    (RULE 14A-101)

                        INFORMATION REQUIRED IN PROXY STATEMENT

                             SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                           EXCHANGE ACT OF 1934 (AMENDMENT NO)

Filed by the Registrant [x]

Filed by a Party other than the Registrant[ ]

Check the appropriate box:



[ ] Preliminary Proxy Statement       [ ]Confidential for Use of the Commission
[X] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ]Soliciting Materials Pursuant to Rule 14a-11 (c) or Rule 14a-12



                            CENTRAL COAST BANCORP
-------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box) :

[X] No fee required .

[ ] Fee computed on table below per exchange Act Rules 14a-6(i)(1)and 0-11.

     (1)      Title of each class of securities to which transaction applies:
     (2)      Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated in state how it was determined):
     (4)      Proposed maximum aggregate value of transaction:
     (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)      Amount previously paid :
     (2)      Form, Schedule or Registration Statement No. :
     (3)      Filing Party :
     (4)      Date Filed :

                           CENTRAL COAST BANCORP
                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           MONDAY, MAY 24, 1999


   TO THE SHAREHOLDERS:

      The Annual Meeting of Shareholders of Central Coast Bancorp will be held at 301 Main Street, Salinas, California, on Monday, May 24, 1999 at 5:30 p.m. for the following purposes:

   1. To elect directors.
   2. To approve the appointment of Deloitte & Touche LLP as independent public accountants for the 1999 fiscal year.
   3. To transact such other business as may properly come before the Meeting.

      The names of the Board of Directors' nominees to be directors of Central Coast Bancorp are set forth in the accompanying Proxy Statement and incorporated herein by reference.

      Article III, Section 16 of the Bylaws of Central Coast Bancorp provides for the nomination of directors in the following manner:

    "Nomination for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the President of the corporation not less than 21 days nor more than 60 days prior to any meeting of shareholders called for the election of directors; provided however, that if less than 21 days notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of the corporation not later than the close of business on the tenth day following the day on which the notice of meeting  was mailed;  provided  further  that if notice of such  meeting is sent by third-class mail as permitted by Section 6 of these by-laws, no notice of intention to make nominations shall be required. Such notification shall contain the following information to the extent known to the notifying shareholder:

     (a)   the name and address of each proposed nominee;
     (b)   the principal occupation of each proposed nominee;
     (c) the number of shares of capital stock of the corporation owned by each proposed nominee;
     (d)   the name and residence address of the notifying shareholder; and
     (e) the number of shares of capital stock of the corporation owned by the notifying shareholder.

      Nominations not made in accordance herewith may,in the discretion of the Chairman of the meeting, be disregarded and upon the Chairman's instructions, the inspectors of election can disregard all votes cast for each such nominee. A copy of this paragraph shall be set forth in a notice to shareholders of any meeting at which Directors are to be elected."


      Only shareholders of record at the close of business on April 22, 1999 are entitled to notice of and to vote at this Meeting and at any postponements or adjournments thereof.

                          By order of the Board of Directors





                                  /S/ JOHN F. MCCARTHY
                                  ----------------------------
                                  John F. McCarthy, Secretary

   Salinas, California
   April 29, 1999

      WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Mailed to Shareholders
on or about April 29, 1999


                        CENTRAL COAST BANCORP
                        ---------------------
                           PROXY STATEMENT
                        ---------------------
               INFORMATION CONCERNING THE SOLICITATION

      This Proxy Statement is being furnished to the shareholders of Central Coast Bancorp, a California corporation (the "Corporation"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders to be held at 301 Main Street, Salinas, California on May 24, 1999 at 5:30 p.m. (the "Meeting"). Only shareholders of record on April 22, 1999 (the "Record Date") will be entitled to notice of the Meeting and to vote at the Meeting. At the close of business on the Record Date, the Corporation had outstanding and entitled to be voted 6,251,336 shares of its no par value Common Stock (the "Common Stock").

      Shareholders are entitled to one vote for each share held, except that for the election of directors each shareholder has cumulative voting rights and is entitled to as many votes as shall equal the number of shares held by such shareholder multiplied by the number of directors to be elected. Each shareholder may cast all his or her votes for a single candidate or distribute such votes among any or all of the candidates as he or she chooses. However, no shareholder shall be entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of stock held by such shareholder) unless such candidate's name has been placed in nomination prior to the voting and the shareholder has given notice at the Meeting prior to the voting of the shareholder's intention to cumulate his or her votes. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Prior to voting, an opportunity will be given for shareholders or their proxies at the Meeting to announce their intention to cumulate their votes. The proxy holders are given, under the terms of the proxy, discretionary authority to cumulate votes on shares for which they hold a proxy.

      Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke that proxy prior to its exercise. The proxy may be revoked prior to the Meeting by delivering to the Secretary of the Corporation either a written instrument revoking the proxy or a duly executed proxy bearing a later date. The proxy may also be revoked by the shareholder by attending and voting at the Meeting.

      Votes cast by proxy or in person at the Meeting will be counted by the Inspectors of Election for the Meeting. The Inspectors will treat abstentions and "broker non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power under applicable rules of the stock exchange or other self regulatory organization of which the broker or nominee is a member) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and "broker non-votes" will not be counted as shares voted for purposes of determining the outcome of any matter as may properly come before the Meeting.

      Unless otherwise instructed, each valid proxy returned which is not revoked will be voted in the election of directors "FOR" the nominees of the Board of Directors and "FOR" proposal No. 2 as described in this Proxy Statement, and, at the proxyholders' discretion, on such other matters, if any, which may come before the Meeting (including any proposal to postpone or adjourn the Meeting).

      The Corporation will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to shareholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Common Stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors and regular employees of the Corporation and its subsidiaries, Bank of Salinas and Cypress Bank (the "Subsidiaries"), may (without additional compensation) solicit proxies by telephone or personal interview, the costs of which will be borne by the Corporation.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

             Security Ownership of Certain Beneficial Owners

      As of the Record Date, April 22, 1999, no individual known to the Corporation owned more than five percent (5%) of the outstanding shares of its Common Stock except as described below.


--------------------------------------------------------------


                     Name and       Amount and      Percentage
                     Address          Nature         of Class
    Title of      of Beneficial   of Beneficial    Beneficially
     Class           Owner          Ownership        Owned
---------------------------------------------------------------

 Common Stock,    Robert L.Meyer(1)  427,125             7.07%
 No Par Value
================= ================ ============== ==============


  (1) The address for the person listed is P. O. Box 606, King City, California, 93930-0606. All shares are held by Mr. Meyer and his spouse as trustees of the Robert L. Meyer and Patricia J. Meyer Trust dated July 28, 1977.


                    Security Ownership of Management

      The following table sets forth information as of April 22, 1999, concerning the equity ownership of the Corporation's directors and the executive officers named in the Summary Compensation Table, and
directors  and  executive   officers  as  a  group.   Unless   otherwise
indicated in the notes to the table, each director and executive officer listed below possesses sole voting power and sole investment power for the shares of the Corporation's Common Stock listed below. All of the shares shown in the following table are owned both of record and beneficially except as indicated in the notes to the table. The Corporation has only one class of shares outstanding, Common Stock.


                      Name and Address(1)  Amount and   Percent
                             of            Nature of      of
       Title of          Beneficial        Beneficial    Class
        Class              Owner           Ownership      (2)
     -----------        ----------------  -----------  --------

Common Stock, No Par    Robert C. Blatter   19,692 (3)   0.29%
Value

Common Stock, No Par    C. Edward          212,025 (4)   3.08%
Value                   Boutonnet

Common Stock, No Par    Bradford G.        165,894 (5)   2.41%
Value                   Crandall

Common Stock, No Par    Alfred P. Glover    46,404 (6)   0.67%
Value

Common Stock, No Par    Michael T. Lapsys   84,268 (7)   1.22%
Value

Common Stock, No Par    Duncan L. McCarter 128,971 (8)  1.87%
Value

Common Stock, No Par    John F. McCarthy    75,029  (9)  1.09%
Value



                      Name and Address(1) Amount And
                           of             Nature Of
                        Beneficial        Beneficial   Percent of
Title of Class            Owner           Ownership       Class (2)
--------------      ------------------    -----------   -----------

Common Stock, No Par    Robert M.          144,991 (10)   2.11%
Value                   Mraule,
                        D.D.S.,M.D.

Common Stock, No Par    Louis A. Souza      44,582 (11)   0.65%
Value

Common Stock, No Par    Robert M.            1,125        0.02%
Value                   Stanberry

Common Stock, No Par    Mose E. Thomas,     50,131 (12)   0.73%
Value                   Jr.

Common Stock, No Par    Nick Ventimiglia    72,461 (13)   1.05%
Value

All directors and executive officers
of the Corporation as a group (12         1,045,574(14)  15.18%
persons)



  ( 1)  The  address  for  all  persons  listed  is  c/o  Central  Coast
      Bancorp, 301 Main Street, Salinas,California, 93901.
  ( 2)  Includes  shares of Common Stock subject to stock options exercisable immediately.
  ( 3)  Includes  6,719  shares  held  jointly  with his  spouse  and
      12,955 shares of Common Stock subject to stock options exercisable immediately.
  ( 4)  Includes  65,844  shares of Common  Stock owned  jointly with his spouse, 5,767 shares as custodian for his grandchildren, 19,425 shares of Common Stock held by Mr. Boutonnet as trustee of Charles E. Boutonnet Trust, 25,081 shares held by Mr. Boutonnet as trustee of Boutonnet Farms, Inc. Profit Sharing Plan, 52,801 shares held in the Central Coast Bancorp Nonqualified Deferred Compensation Plan Trust as to which Mr. Boutonnet has shared investment power and 43,107 shares of Common Stock subject to stock options exercisable immediately.
  ( 5)  Includes  70,307 shares of Common Stock held by Mr.  Crandall and his spouse as trustees of the  Bradford G.Crandall and Lynne
      O. Crandall Trust, 52,480 shares held in the Central Coast Bancorp Nonqualified Deferred Compensation Plan Trust as to which Mr. Crandall has shared investment power and 43,107 shares of Common Stock subject to stock options exercisable immediately.
  ( 6)     Includes  15,694  shares of Common  Stock owned  jointly with his spouse, 1,758 shares held in guardianship, 21,780 shares of Common Stock subject to stock options and warrants exercisable immediately.
  ( 7)     Includes  4,414  shares of Common  Stock  owned by his spouse and 440 shares held as custodian, 61,230 shares held in the Michael T. Lapsys Trust and 6,806 shares of Common Stock subject to stock options exercisable immediately.
  (8) Includes 33,563 shares of Common Stock held by Mr. McCarter and his spouse as trustees of the Duncan L. McCarter and Leslie P. McCarter Trust, 52,134 shares held in the Central Coast Bancorp Nonqualified Deferred Compensation Plan Trust as to which Mr. McCarter has shared investment power and 43,107 shares of Common Stock subject to stock options exercisable immediately.
  (9) Includes 59,130 shares of Common Stock owned jointly with Mr. McCarthy's spouse as trustees of the John F. McCarthy and Mary Ann McCarthy Trust and 13,613 shares of Common Stock subject to stock options exercisable immediately.
  (10) Includes 59,501 shares of Common Stock held by Dr. Mraule as trustee of Robert M. Mraule D.D.S., M.D., Inc. Money Purchase Pension Plan, 36,134 shares held in the Central Coast Bancorp Nonqualified Deferred Compensation Plan Trust as to which Mr. Mraule has shared investment power and 43,107 shares subject to stock options exercisable immediately.
  (11) Includes 12,192 shares of Common Stock owned jointly with his spouse and 13,530 shares of Common Stock subject to stock options exercisable immediately.
  (12) Includes 16,464 shares of Common Stock owned jointly with his spouse and 20,419 shares of Common Stock subject to stock options and warrants exercisable immediately.
  (13)Includes 37,888 shares of Common Stock subject to stock options exercisable immediately.
  (14)Includes 299,416 shares of Common Stock subject to stock options and warrants exercisable immediately and 319,096 shares held by the Central Coast Bancorp Board of Directors Deferred Stock Option Plan Trust.

                             PROPOSAL NO. 1
              ELECTION OF DIRECTORS OF THE CORPORATION

      The number of directors authorized for election at this meeting is nine (9). Management has nominated the nine (9) incumbent directors to serve as the Corporation's directors. Each director will hold office until the next Annual Meeting of Shareholders and until his successor is elected and qualified.

      All proxies will be voted for the election of the nine (9) nominees listed below (all of whom are incumbent directors) recommended by the Board of Directors unless authority to vote for the election of any directors is withheld. The nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Abstentions and votes cast against nominees have no effect on the election of directors. If any of the nominees should unexpectedly decline or be unable to act as a director, their proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be become unavailable and has no present intention to nominate persons in addition to or in lieu of those named below.

      The following table sets forth certain information as of the Record Date, April 22, 1999, with respect to those persons nominated by the Board of Directors for election as directors, as well as all executive officers. The Corporation knows of no arrangements, including any pledge by any person of securities of the Corporation, the operation of which may, at a subsequent date, result in a change in control of the Corporation. There are no arrangements or understandings by which any of the executive officers or directors of either the Corporation or the Subsidiaries were selected. There is no family relationship between any of the directors or executive officers.


            Name        Age                  Position
            ----        ---                  ---------

Robert C. Blatter         38       Senior Vice President   and  Loan
                                   Administrator  of the Corporation  since 1996
                                   and the Loan  Administrator of Bank of
                                   Salinas since 1994.

C. Edward Boutonnet       59       Director of the Corporation  and of
                                   Bank of Salinas since 1994 and 1982,
                                   respectively.  Director of Cypress Bank
                                   since 1996.

Bradford G. Crandall      64       Director of the Corporation and of
                                   Bank of Salinas since 1994 and 1982,resecti-
                                   vely.  Director of Cypress Bank since 1996


Alfred P. Glover          67       Director of the  Corporation  and of
                                   Bank of Salinas since 1996. Director  of
                                   Cypress Bank since 1988.

Michael T. Lapsys         50       Director of the Corporation, Bank of Salinas
                                   and Cypress Bank since 1998.

Duncan L. McCarter,R.Ph.  52       Director of the Corporation and of Bank of
                                   Salinas since 1994 and 1982, respectively
                                   Director of Cypress Bank since 1996.

John F. McCarthy          56       Executive Vice  President and Chief  Operating
                                   Officer, of Bank of Salinas,  Cypress Bank and
                                   the Corporation since 1988, 1997 and 1994,
                                   respectively. Secretary of the Corporation,
                                   Bank of Salinas and  Cypress  Bank since 1997.
                                   President of Cypress Bank since 1998.

Robert M. Mraule,          49      Director of the Corporation and of
 D.D.S.,M.D.                       Bank of Salinas since 1994 and 1982, respect-
                                   ively.  Director of Cypress Bank since 1996.

Louis A. Souza             70      Director of the Corporation and Bank of
                                   Salinas since 1996. Director of Cypress Bank
                                   since 1988.



      Name           Age          Position
     -----           ---          ---------


Robert M. Stanberry  59       Senior Vice President and Chief Financial Officer of
                              the Corporation, Bank of Salinas and Cypress
                              Bank since 1998.

Mose E. Thomas, Jr.  58       Director of the Corporation and Bank of
                              Salinas since 1996. Director of Cypress Bank
                              since 1989.

Nick Ventimiglia     57       Chairman, President and Chief Executive
                              Officer of the Corporation since December 1994.
                              President and Chief  Executive  Officer
                              of Bank of Salinas since 1982. Chairman  and
                              Chief Executive Officer of Cypress Bank since
                              1996.


The following is a brief account of the business experience for a minimum of five years of each director and executive officer listed above in addition to positions indicated.



Robert C. Blatter              Commercial Banking Officer, Bank of America
                               from 1986 to 1989.

C. Edward Boutonnet            Organizer,Bank of Salinas; Partner and General
                               Manager, Sea Mist  Farms, Ocean Mist Farms and
                               Boutonnet Farms, Inc.

Bradford G. Crandall           President, E.B. Stone & Son, Inc., wholesale
                               nursery supply firm.

Alfred P. Glover               Organizer of Cypress Bank; Owner, Glover
                               Enterprises, a real estate development firm.

Michael T. Lapsys              Chairman, Device Dynamics Incorporated, a
                               semiconductor marking company.

Duncan L. McCarter, R.Ph.      President   and   Chief    Executive
                               Officer,  Care Pharmacies,  Inc.;  President and
                               Chief  Executive  Officer,   Healthcare  Pathway
                               Management,  Inc.,  Central Coast I.V. Services,
                               LLC and Care Home Medical Services, LLC

John F. McCarthy               Vice  President and Regional  Manager,  Hibernia
                               Bank,  Salinas from 1986 to 1988; Vice President
                               and  Regional  Manager, Crocker National Bank
                               from 1980 to 1986.

Robert M. Mraule,D.D.S.,M.D.   Physician, Dentist, Oral Maxillofacial Surgeon.


Robert M. Stanberry            Vice  President  and  Chief  Financial  Officer,
                               TriCo Bancshares from 1993 to 1998.

Louis A. Souza                 Organizer  of  Cypress  Bank;  Owner,  Louis  A.
                               Souza Construction, a general contractor,
                               semi-retired.

Mose E. Thomas, Jr.            Organizer  of Cypress  Bank;  Owner and  General
                               Manager,  Chapel of Seaside,  Inc.,  and Mission
                               Mortuary, Inc., funeral chapels.

Nick Ventimiglia               Organizer, Director, President and Chief Executive
                               Officer, Bank of Salinas from 1982 to 1994.

      None of the Directors of the Corporation or the Subsidiaries is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, whose common stock is registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended.

                    Committees of the Board of Directors

      The Audit Committee, chaired by Alfred P. Glover, and the Finance Committee, chaired by C. Edward Boutonnet, whose common members include Duncan L. McCarter, Robert M. Mraule (Vice Chairman) and Mose E. Thomas, Jr., oversee the Corporation's and Subsidiaries' independent public accountants, analyze the results of internal and regulatory examinations and monitor the financial and accounting organization and reporting. The Audit Committee met twelve (12) times and the Finance Committee met twelve (12) times in 1998.

      The Board of Directors has not established a nominating committee. The full Board of Directors performs the functions of a nominating committee with responsibility for considering appropriate candidates for election as directors.

      The Premises, Compensation and Performance Committee, whose members include C. Edward Boutonnet (Vice Chairman), Duncan L. McCarter, Robert M. Mraule (Chairman), Louis A. Souza and Mose E. Thomas, Jr., oversees physical premises used in daily operations and reviews and establishes employee benefits and the compensation paid to executive officers and other employees. The Premises, Compensation and Performance Committee met twelve (12) times in 1998.

      The Investment/CRA/ALCO/Shareholder Relations Committee, whose members include Bradford G. Crandall, Alfred P. Glover, Michael T. Lapsys (Chairman) and Louis A. Souza (Vice Chairman), has responsibility for asset/liability management, review of the Corporation's investment portfolio and maintenance of shareholder relations. The Investment/Shareholder Relations Committee met seven
(7) times in 1998.

      The Loan Committee, whose members include C. Edward Boutonnet (Vice Chairman), Bradford G. Crandall (Chairman), Alfred P. Glover, Michael Lapsys and Louis A. Souza has responsibility for establishing loan policy and approving loans which exceed certain dollar limits. The Loan Committee met twenty four (24) times in 1998.

      The Marketing Committee, whose members include Duncan L. McCarter (Chairman), Louis A. Souza and Mose E. Thomas (Vice Chairman), has responsibility for administering the Corporation's marketing policies and marketing programs. The Marketing Committee met eleven (11) times in 1998.

      During 1998,  the  Corporation's  Board of  Directors  held twelve
(12) meetings. All Directors attended at least seventy-five percent (75%) of the aggregate of the total number of meetings of the Board of Directors and the number of meetings of the committees on which they served.

                         Compensation of Directors

      The fees paid to directors during 1998 included a base fee of $2,050 per month for attendance at Board meetings of the Corporation and the Subsidiaries. In addition to the base fee, the Loan Committee Chairman received $200 per month, the Chairmen of the Audit, ALCO/Compliance/Shareholder Relations, Marketing, and the Premises, Compensation and Performance Committees each received $100 per month. The total amount of fees paid to all Directors as a group for attendance at Board and committee meetings was $233,000 in 1998.

                            EXECUTIVE COMPENSATION

      Set forth below is the summary compensation paid or accrued during the three years ended December 31, 1998 to Nick Ventimiglia, John McCarthy, Robert M. Stanberry and Robert C. Blatter, the only executive officers of the Corporation and/or the Subsidiaries.

                         SUMMARY COMPENSATION TABLE


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                      LONG - TERM COMPENSATION
                                                                                ---------------------------------------
                                                      ANNUAL COMPENSTION                     AWARDS            PAYOUTS
                                               --------------------------------  ---------------------------   --------

                                                                                    (F)             (G)                      (I)
                                                                        (E)     RESTRICTED       SECURITIES      (H)      ALL OTHER
            (A)                                  (C)        (D)    OTHER ANNUAL     STOCK        UNDERLYING      LTIP       COMPEN-
          Name and                      (B)     SALARY     BONUS   COMPENSATION   AWARD(S)      OPTIONS/SARs    PAYOUTS     SATION
     Principal Position                 YEAR    ($) 1/     ($) 2/     ($)3/         ($)            (#)4/          ($)       ($)5/
--------------------------------        ----    --------   ------- ------------  ----------    --------------  -------     --------

Nick Ventimiglia, Chief                 1998    $240,000   $154,030     --         --              --           --         $2,000
Executive Officer; President,           1997     200,000    154,030     --         --              --           --          1,900
Central Coast Bancorp                   1996     200,000    146,000     --         --            30,938         --          1,900
and Bank of Salinas
-------------------------------
John F. McCarthy, Executive             1998     150,000    100,119     --         --              --           --          2,000
Vice President, Chief Operating         1997     130,000    100,119     --         --              --           --          1,900
Officer and Corporate Secretary;        1996     124,142     94,900     --         --            20,625         --          1,722
President, Cypress Bank
--------------------------------
Robert M. Stanberry, Senior             1998      14,626       --       --         --            18,750         --            --
Vice President and Chief                1997        --         --       --         --              --           --            --
Financial Officer                       1996        --         --       --         --              --           --            --
--------------------------------
Robert C. Blatter, Senior Vice          1998      85,000     60,000     --         --              --           --          1,981
President and Loan                      1997      76,000     58,531     --         --              --           --          1,840
Administrator                           1996      75,000     55,480     --         --            10,313         --          1,819
--------------------------------



1/    Amounts  shown include cash and non-cash  compensation  earned and received by executive officers as well as amounts earned but deferred at the election of those officers under the 401(k) Plan. The salary paid to Mr. Stanberry in 1998 was the amount earned in the period from the date of initial employment, November 16, 1998.
2/ Amounts  indicated  as bonus  payments  were  earned for  performance during 1998, 1997 and 1996.
3/ No executive officer received  perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of each such officer's total annual salary and bonus during 1998, 1997 and 1996.
4/ Amounts   shown   represent  the  number  of  shares   granted.   The
   Corporation had a 1982 Stock Option Plan (the "1982 Plan") pursuant to which options could be granted to directors and key, full-time salaried, officers and employees of the Corporation and the Subsidiaries. The 1982 Plan expired by its terms in 1993. Options granted under the 1982 Plan were either incentive options or non-statutory options. Options granted under the 1982 Plan became exercisable in accordance with a vesting schedule established at the time of grant. Vesting could not extend beyond ten years from the date of grant. Upon a change in control of the Corporation, all outstanding options under the 1982 Plan will become fully vested and exercisable. Options granted under the 1982 Plan were adjusted to protect against dilution in the event of certain changes in the Corporation's capitalization, including stock splits and stock dividends. The Corporation's 1994 Stock Option Plan, as amended, (the "1994 Plan") is substantially similar to the 1982 Plan regarding provisions related to option grants, vesting and dilution. Upon a change in control, options do not become fully vested and exercisable, but may be assumed or equivalent options may be substituted by a successor corporation. All options granted to the named executive officers are incentive stock options and have an exercise price equal to the fair market value of the Corporation's Common Stock on the date of grant. There were 18,750 options granted to Mr. Stanberry during 1998.
5/ Amounts shown for each named executive officer are 401(k) matching contributions for the year indicated.

      The following table sets forth certain information concerning the granting of options under the 1994 Plan during the year ended December 31, 1998.

              OPTION/SAR GRANTS IN LAST FISCAL YEAR
-------------------------------------------------------------------------------
                        Individual Grants
-------------------------------------------------------------------------------

                      Number of  Percentage of
                     Securities      Total
                     Underlying   Options/SARs
                     Option/SARs   Granted to      Exercise of
                      Granted     Employees in     Base Price     Expiration
                       (#)1/       Fiscal Year      ($/Sh)2/         Date
-------------------------------------------------------------------------------

Robert M. Stanberry    18,750        100%            $ 16.30         1/19/08

-------------------------------------------------------------------------------

1/ Options granted under the 1984 Plan were either incentive options or non-statutory options. Options granted under the 1982 Plan became exercisable in accordance with a vesting schedule established at the time of grant. Vesting could not extend beyond ten years from the date of grant. Upon a change in control of the Corporation, all outstanding options under the 1984 Plan will become fully vested and exercisable. Options granted under the 1984 Plan were adjusted to protect against dilution in the event of certain changes in the Corporation's capitalization, including stock splits and stock dividends. Upon a change in control, options do not become fully vested and exercisable, but may be assumed or equivalent options may be substituted by a successor corporation. All options granted to the named executive officers are incentive stock options and have an exercise price equal to the fair market value of the Corporation's Common Stock on the date of grant.
2/ The exercise price was determined based upon the closing price of the Corporation's Common Stock on the grant date.


      The following table sets forth the number of shares of Common Stock acquired by each of the named executive officers upon the exercise of stock options during fiscal 1998, the net value realized upon exercise, the number of shares of Common Stock represented by outstanding stock options held by each of the named executive officers as of December 31, 1998 and the value of such options based on the closing price of the Corporation's Common Stock and certain information concerning unexercised options under the 1982 and 1994 Stock Option Plans.

      AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                      FY-END OPTION/SAR VALUES

---------------------------------------------------------------------------------------------
                                              Number of
                                              Securities                    Value of
                                              Underlying                  Unexercised
                                             Unexercised                  in-the-Money
                     Shares                  Options/SARs                 Options/SARs
                    Acquired   Value       at Fiscal Year-End        at Fiscal Year-End ($)
                      on      Realized             (#)                    Exercisable/
 Name              Exercise    ($)      Exercisable/Unexercisable        Unexercisable
 (a)                 (#)(b)     (c)                 (d)                     (e) 1/
-----------------------------------------------------------------------------------------------
Nick Ventimiglia      -        -             35,393/20,501                 277,031/165,246
------------------------------------------------------------------------------------------------
John McCarthy         5,045   84,151         69,948/7,013                  861,840/42,052
-------------------------------------------------------------------------------------------------
Robert M.Stanberry     -       -              -    /18,750                  -     /13,125
-------------------------------------------------------------------------------------------------
Robert C.Blatter       -       -             17,568/8,118                  165,234/56,878
--------------------------------------------------------------------------------------------------

1/ The aggregate value has been determined based upon the closing price for the Corporation's Common Stock at exercise or year-end, minus the exercise price.

Employment  Contracts  and  Termination  of  Employment  and  Change  in
                    Control Arrangements

      The Corporation has entered into employment agreements with Messrs. Ventimiglia, President and Chief Executive Officer; McCarthy, Executive Vice President and Chief Operating Officer; Stanberry, Senior Vice President and Chief Financial Officer; and Blatter, Senior Vice President and Loan Administrator. The agreements provide for an original term of three years with automatic one-year extensions until the agreements are terminated as described below. The agreements provide for a base salary, which is disclosed for 1998 in the Summary Compensation Table. The base salaries under each agreement are reviewed annually and are subject to adjustment at the discretion of the Board of Directors. Additionally, the agreements provide for, among other things: (a) a discretionary annual bonus based upon the Corporation's achievement of certain profitability, growth and asset quality standards as established by the Board of Directors; (b) payment of base salary, reduced by the amounts received from state disability insurance or workers' compensation or other similar insurance benefits through policies provided by the Bank; (c) stock option grants under the Corporation's stock option plan, at the sole discretion of the Board of Directors; (d) four weeks annual vacation leave; (e) use of an automobile; and (f) reimbursement for ordinary and necessary expenses incurred in connection with employment.

      The agreements may be terminated with or without cause, but if the agreements are terminated without cause due to the occurrence of circumstances that make it impossible or impractical for the Employer to conduct or continue its business, the loss by the Employer of its legal capacity to contract or the Employer's breach of the terms of the agreement, the employee is entitled to receive severance compensation equal to six months of the existing base salary (twelve months in the case of Mr. Ventimiglia). The agreements further provide that in the event of a "change in control" as defined therein and within a period of one and a half years (two years in the case of Mr. Ventimiglia) following consummation of such change in control: (a) the employee's employment is terminated; or (b) any adverse change occurs in the nature and scope of the employee's position, responsibilities, duties, salary, benefits or location of employment; or (c) any event occurs which reasonably constitutes a demotion, significant diminution or constructive termination of employment, then the employee will be entitled to receive severance compensation in an amount equal to a multiple of the employee's average annual compensation for the five years immediately preceding the change in control as follows: (a) two times for Mr. Ventimiglia; (b) one and one-half times for Messrs. McCarthy and Stanberry; and (c) one times for Mr. Blatter.

      Recognizing the importance of building and retaining a competent management team, additional agreements were entered into to provide post-retirement benefits to the above named employees. The terms of the agreements include the amounts each employee will receive upon the occurrence of certain specified events, including formal retirement on or after a specified age. The agreements generally provide for annual retirement benefit payments of Ninety Thousand Dollars ($90,000) to Mr. Ventimiglia, Seventy Thousand Dollars ($70,000) to Mr. McCarthy and Forty-five Thousand Dollars ($45,000) to Mr. Blatter. The annual retirement benefit amount is payable in equal monthly installments over a fifteen (15) year period. In the event of an employee's death, all remaining amounts due are anticipated to be paid to the employee's designated beneficiary over the remaining payout period. Other events which may alter when payment of the annual retirement benefit is to begin, or the amount which is to be paid, include: (a) disability prior to retirement in which case the employee shall be entitled to a lesser benefit payment amount based upon the length of employment; and (b)
either termination of employment without cause or constructive termination following a "change of control," in which case the employee is entitled to receive the full annual benefit payment in equal monthly installments for fifteen (15) years beginning in the month following the termination or "change of control." Generally, in those situations where the employee is terminated for cause, or where the employee voluntarily terminates his employment prior to retirement or other event triggering a right to payments under the agreement, the employee is not entitled to the payment of any benefits.

               BOARD COMPENSATION COMMITTEE REPORT
                    ON EXECUTIVE COMPENSATION

      The compensation of the executive officers of the Corporation and the Subsidiaries is reviewed and approved annually by the Board of Directors on recommendation by the Premises, Compensation and Performance Committee (the "Committee"). During 1998, Messrs. Boutonnet, McCarter, Mraule, Souza and Thomas were members of the Committee. Messrs. Ventimiglia, McCarthy, Stanberry and Blatter, served as executive officers of the Corporation and/or the Subsidiaries during 1998.

      The Committee's philosophy is that compensation should be designed to reflect the value created for shareholders while supporting the Corporation's strategic goals. The Committee reviews annually the compensation of the executive officers to insure that the Corporation's compensation programs are related to financial performance and consistent generally with employers of comparable size in the industry. Annual compensation for the Corporation's executive officers includes the following components:

      1)   Base salary is related to the individual  officer's  level of
responsibility   and  comparison  with   comparable   employers  in  the
industry.

      2) Annual cash bonuses are based on individual and Corporation performance. Factors evaluated include the achievement of certain profitability, growth and asset quality standards as established by the Board of Directors. The bonus compensation is funded from the Corporation's pre-tax income. While many of the factors considered in determining whether to award a bonus are objective, the Committee recommendation may also include certain subjective factors as part of the bonus analysis. During 1998, bonuses were recommended by the Committee for the named executive officers as represented in the Summary Compensation Table.

      3) Stock option grants are intended to increase the executive officers' interest in the Corporation's long-term success and to link the interests of the executive officers with those of the shareholders as measured by the Corporation's share price. Stock options are granted at the prevailing market value of the Corporation's Common Stock and will only have value if the Corporation's stock price increases. See Summary Compensation Table, Option Grant Table and Option/SAR Exercise Table, and notes thereto for further description of stock options.

      4) The Corporation matches salary deferred by employees participating in its 401(k) Plan at a rate determined annually by the Board of Directors (20% of salary deferred for 1998). Executive officers are eligible to participate in the 401(k) plan. See Summary Compensation Table.

          COMPARISON OF CENTRAL COAST BANCORP SHAREHOLDER RETURN

   Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Corporation's Common Stock with the cumulative total return of the SNL Securities Index of National Peer Banks (asset size of $250 million-$500 million), the S&P 500 and the Nasdaq Bank Index as of the end of each of the Corporation's last five fiscal years. The Nasdaq Bank Index has been added to the graph in order to better represent the Company's stock performance against its peers in conjunction with the Company becoming listed on the Nasdaq Stock Market as of February, 1998 (comparison to the SNL Securities Index will be eliminated in 2000).

The following table assumes that $100.00 was invested on December 31, 1993 in Central Coast Bancorp Common Stock and each index, and that all dividends were reinvested. Returns have been adjusted for stock dividends and stock splits declared by Central Coast Bancorp. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

                             [GRAPHIC OMITTED]

Index
                                     12/31/93      12/31/94    12/31/95      12/31/96     12/31/97       12/31/98
Central Coast Bancorp                 100.00        121.02      160.43        233.99       344.82         363.53
S&P 500                               100.00        101.32      139.39        171.26       228.42         293.69
SNL $250M-$500M Banks                 100.00        107.89      145.61        189.07       327.00         292.84
Nasdaq Bank Stocks                    100.00        99.64       148.38        195.91       328.02         324.90


Changes in Control

      The Corporation knows of no arrangements, including any pledge by any person of securities of the Corporation, the operation of which may, at a subsequent date, result in a change of control of the Corporation.

          Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, executive officers and ten percent or more shareholders of the Corporation's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of the Corporation's equity securities. Officers, directors and ten percent or more shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file. To the Corporation's knowledge, based solely on review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, during the fiscal year ended December 31, 1998, except for Messrs. Mraule, McCarthy and Ventimiglia, who each filed one report on Form 5 to report a transaction not reported timely on a Form 4, all
Section 16(a) filing requirements applicable to its executive officers, directors and beneficial owners of ten percent or more of the Corporation's equity securities appear to have been met.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                   Transactions with Management and Others

      There have been no transactions, or series of similar transactions, during 1998, or any currently proposed transaction, or series of similar transactions, to which the Corporation or the Subsidiaries was or is to be a party, in which the amount involved exceeded or will exceed $60,000 and in which any director of the Corporation or the Subsidiaries, executive officer of the Corporation or the Subsidiaries, any shareholder owning of record or beneficially 5% or more of the Corporation's Common Stock, or any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest.

                    Certain Business Relationships

      There were no business relationships during 1998 of the type requiring disclosure under Item 404(b) of Regulation S-K.

                        Indebtedness of Management

      The Corporation, through the Subsidiaries, has had, and expects in the future to have banking transactions in the ordinary course of its business with many of the Corporation's directors and officers and their associates, including transactions with corporations of which such persons are directors, officers or controlling shareholders, on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions with others. Management believes that in 1998 such transactions comprising loans did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to executive officers of the Corporation and the Subsidiaries are subject to limitations as to amount and purposes prescribed in part by the Federal Reserve Act, as amended, and the regulations of the Federal Deposit Insurance Corporation.

                             PROPOSAL NO. 2
                    RATIFICATION AND APPOINTMENT OF
                     INDEPENDENT PUBLIC ACCOUNTANTS

      The firm of Deloitte & Touche LLP served the Corporation and the Subsidiaries as independent public accountants for the 1998 fiscal year. Deloitte & Touche LLP has no interest, financial or otherwise, in the Corporation or the Subsidiaries. The services rendered by Deloitte & Touche LLP during the 1998 fiscal year were audit services, consultation in connection with various accounting matters and preparation of corporation income tax returns. The Boards of Directors of the Corporation and the Subsidiaries approved each professional service rendered by Deloitte & Touche LLP during the 1998 fiscal year, and the possible effect of each such service on the independence of that firm was considered by the Boards of Directors before such service was rendered.

      Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and to answer appropriate questions.

      The Board of Directors of the Corporation has selected Deloitte & Touche LLP to serve as the independent public accountants for the 1998 fiscal year and recommend that the shareholders vote FOR approval to ratify the selection of Deloitte & Touche LLP as the Corporation's independent public accountants for the 1998 fiscal year.

                              ANNUAL REPORT

      The Annual Report of the Corporation containing audited financial statements for the fiscal year ended December 31, 1998 is included in this mailing to shareholders.

                                FORM 10-K

      A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, IS AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO JOHN F. McCARTHY, SECRETARY, CENTRAL COAST BANCORP, 301 MAIN STREET, SALINAS, CALIFORNIA, 93901.

                         SHAREHOLDERS' PROPOSALS

      Next year's Annual Meeting of Shareholders will be held on May 25, 2000. The deadline for shareholders to submit proposals for inclusion in the Proxy Statement and form of Proxy for the 1999 Annual Meeting of Shareholders is December 30, 1999. Management of the Corporation will have discretionary authority to vote proxies obtained by it in connection with any shareholder proposal not submitted on or before the December 30, 1999 deadline. All proposals should be submitted by Certified Mail - Return Receipt Requested, to John F. McCarthy, Secretary, Central Coast Bancorp, 301 Main Street, Salinas, California, 93901.

                               OTHER MATTERS

      The Board of Directors knows of no other matters which will be brought before the Meeting, but if such matters are properly presented to the Meeting, proxies solicited hereby will be voted in accordance with the judgment of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the Meeting in accordance with the terms of such proxies.

                                        CENTRAL COAST BANCORP

Salinas, California
April 29, 1999                          By: /S/ JOHN F. MCCARTHY
                                        -------------------------
                                        John F. McCarthy,
                                        Secretary

                         CENTRAL COAST BANCORP
  Proxy for the Annual Meeting of Shareholders To Be Held May 24, 1999

This Proxy Is Solicited on Behalf of the Board of Directors

The undersigned holder of Common Stock acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders of Central Coast Bancorp and the accompanying Proxy Statement dated April 29, 1999, and revoking any Proxy heretofore given, hereby constitutes and appoints
C. Edward Boutonnet and Nick Ventimiglia and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of Common Stock of Central Coast Bancorp, a California corporation, standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Annual Meeting of Shareholders of Central Coast Bancorp, to be held at 301 Main Street, Salinas, California on Monday, May 24, 1999, at 5:30 p.m. or at any postponements or adjournments thereof, upon the following items as set forth in the Notice of Meeting and Proxy Statement and to vote according to their discretion on all other matters which may be properly presented for action at the Meeting or any postponements or adjournments thereof. The above-named proxy holders are hereby granted discretionary authority to cumulate votes represented by the shares covered by this Proxy in the election of directors.


UNLESS OTHERWISE  SPECIFIED THIS PROXY WILL BE VOTED "FOR" THE FOLLOWING
ITEMS:

1.To elect as directors the nominees set forth below:
[ ] FOR all nominees listed below             [ ]  WITHHOLD AUTHORITY
   (except as marked to the contrary below).       to vote for all nominees
                                                   listed below.

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

C.Edward Boutonnet        Michael T. Lapsys        Louis M. Souza
Bradford G. Crandall      Duncan L. McCarter       Mose E.Thomas,Jr.
Alfred P. Glover          Robert M. Mraule,
Nick Ventimiglia           D.D.S.,M.D.



2. To approve the appointment of Deloitte & Touche LLP as independent public accountants for the 1999 fiscal year.

[ ]  FOR               [ ]  AGAINST          [ ]  ABSTAIN



The proxies will vote according to their discretion on all other matters which may be properly presented for action at the meeting.

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" PROPOSAL NO. 2. THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" PROPOSAL NO. 2.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE
SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.






                                          I/We do [ ] or do not [ ]
                                          expect to attend this Meeting.




Shareholder Signature___________________________ Dated:__________________,1999

Please date and sign exactly as your name(s) appear(s). When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign.